DOMAIN NAME ASSIGNMENT AGREEMENT

This  Agreement  dated  the  14th  day  of  August,  2000.

WHEREAS BOSS Systems Inc., a corporation having a principal place of business at 1912 Ironwood Court Port Moody, B.C. V3H 4C3 (the "Transferor"), has registered with Network Solutions, Inc. the domain names listed in Schedule "A" and registered with Register.com the domain names listed in Schedule "B" (collectively, the "Domain Names");

and

WHEREAS Merlin Software Technologies Inc., a Nevada corporation having a principal place of business at 1912 Ironwood Court, Port Moody, B.C., V3H 4C3, Canada (the "Transferee"), is desirous of acquiring from the Transferor the Domain Names and the registrations therefor;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the Transferor hereby transfers and assigns to the Transferee all of the Transferor's right, title and interest in and to the Domain Names and the registrations therefor.

FURTHERMORE,  the  Parties  agree  as  follows:

1. The Transferor agrees to cooperate with the Transferee and to follow the Transferee's instructions in order to effectuate the transfer of the Domain Name registrations in a timely manner. Specifically, the Transferor agrees to prepare and transmit the necessary documents and/or to correspond with the appropriate registrars to authorize transfer of the Domain Names.

2.     The  Transferor  warrants  and  represents  that:

(a)     the  Transferor  has  unencumbered  rights  in  the  Domain  Names;

(b) the Transferor properly registered the Domain Names without committing fraud or misrepresentation;

(c)     the  Transferor  has  the  authority  to  transfer  the  Domain  Names;

(d) the Transferor has not received any claim from a third party that the use of any of the Domain Names violates the rights of such third party;

(e) the Transferor has not used any of the Domain Names for any illegal purpose; and

(f) to the best of the Transferor's knowledge, the use of the Domain Names does not infringe the rights of any third party in any jurisdiction.

3. This Agreement is governed by the laws of British Columbia, Canada. If any provision of this Agreement is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this Agreement, which shall remain in full force and effect. No waiver of any term of this Agreement shall be deemed a further or continuing waiver of such term or any other term. This Agreement constitutes the entire agreement between the Transferor and the Transferee with respect to this transaction. Any changes to this Agreement must be made in writing, signed by an authorized representative of both parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized officers on the date first written above.

BOSS  SYSTEMS  INC.
Per:

/s/  Robert  Heller
Authorized  Signatory

Robert  Heller
Print  Name

President
Title

MERLIN  SOFTWARE  TECHNOLOGIES  INC.
Per:

/s/  Trevor  McConnell
Authorized  Signatory

Trevor  McConnell
Print  Name

Chief  Financial  Officer
Title

                                  SCHEDULE "A"

MerlinSofTech.com

MerlinSofTech.net

theotheros.net

linuxeverywhere.org

linuxeverywhere.net

thelinuxpeople.net

tuxware.net

tuxware.org

merlinux.net

merlinux.com

merlintuxware.com

thelinuxer.com

                                  SCHEDULE "B"

perfectbackup.tc